SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 31, 2005

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                        GENCO SHIPPING & TRADING LIMITED
             (Exact name of registrant as specified in its charter)

   Republic of the Marshall             000-28506                98-043-9758
           Islands
(State or other jurisdiction of   (Commission file number)    (I.R.S. employer
 incorporation or organization)                              identification no.)

          35 West 56th Street,
              New York, NY                                            10019
  (Address of principal executive offices)                          (Zip code)


       Registrant's telephone number, including area code: (646) 443-8550


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      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry Into a Material Definitive Agreement.

On October 31, 2005, the Board of Directors of Genco Shipping & Trading Limited (the "Company") approved an amendment and restatement of its 2005 Equity Incentive Plan (the "Plan"). These amendments provide for the delegation of the Board of Directors' authority to administer the Plan (other than amending or terminating the Plan, but including the authority to grant awards) to a committee of the Board of Directors; clarify that Restricted Stock Units are distributed automatically upon vesting, without the need to exercise the award; and make other minor corrections and clarifications.

The foregoing discussion is qualified by reference to the full text of the Plan which is filed as an exhibit to this report on Form 8-K and is incorporated by reference in its entirety.

On October 31, 2005, the Company's Board of the Directors also approved initial grants of restricted shares of the Company's common stock to the Company's senior executive officers, to six members of the Company's Board of Directors, and to ten other employees. Robert Gerald Buchanan, President of the Company, and John C. Wobensmith, Chief Financial Officer, were granted 29,850 and 32,262 shares of restricted stock, respectively. The restrictions applicable to the shares granted to Messrs. Buchanan and Wobensmith and will lapse with respect to 25% of the shares on each of the first four anniversaries of July 22, 2005. The restrictions applicable to the shares granted to these two executives will also lapse with respect to a pro rata percentage of the shares upon their death or disability or termination without cause between two vesting dates, and will lapse in full upon the occurrence of a Change of Control (as defined in the Plan). Peter C. Georgiopoulos, Chairman of the Board, and Nathaniel C.A. Kramer, Basil G. Mavroleon, Rear Admiral Robert C. North, USUGC (ret.), Harry A. Perrin, and Mark F. Polzin, members of the Board, were each granted 1,200 restricted shares of Common Stock, with restrictions on all such shares to lapse, if at all, on the earliest of July 22, 2006, the occurrence of a Change of Control or the date of the Company's 2006 Annual Meeting of Shareholders. Restrictions on a pro rata percentage of each director's restricted shares will also lapse upon such director's death or disability. An aggregate of 49,300 shares of restricted stock were granted to ten employees of the Company other than Messrs. Buchanan and Wobensmith. The restrictions applicable to the shares granted to these employees will lapse with respect to 25% of the shares on each of the first four anniversaries of July 22, 2005. The restrictions applicable to the shares granted to these employees will also lapse with respect to a pro rata percentage of the shares upon their death or disability between two vesting dates, and will lapse in full upon the occurrence of a Change of Control. Recipients of restricted share grants will receive dividends thereon but must repay dividends on any shares subject to forfeiture under the terms of such recipient's grant agreement.

Item 5.05. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On October 31, 2005, the Audit Committee of the Company's Board of Directors approved amendments to the Company's Code of Ethics (the "Code"). The waiver provisions of the Code were amended so that the Board, in addition to its Audit Committee, shall be permitted to make such waivers. In addition, the whistleblower provisions of the Code were amended to allow the Company's Audit Committee to be contacted directly and anonymously.

The foregoing discussion is qualified by reference to the full text of the Company's Code of Ethics which is filed as an exhibit to this report on Form 8-K and is incorporated by reference in its entirety.


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Item 9.01.  Financial Statements and Exhibits.

          (c)       Exhibits

          10.1 Genco Shipping & Trading Limited 2005 Equity Incentive Plan, as amended and restated effective October 31, 2005.

          14.1 Genco Shipping & Trading Limited Code of Ethics, as amended and restated effective October 31, 2005.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              GENCO SHIPPING & TRADING LIMITED


                              /s/ John C. Wobensmith
                              ----------------------------------------------
                              John C. Wobensmith
                              Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)


DATE:  November 4, 2005









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